As filed with the Securities and Exchange Commission on March 15, 2000

Registration Statement No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DELPHI AUTOMOTIVE SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	38-3430473

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5725 Delphi Drive
Troy, Michigan 48098
(Address of Principal Executive Offices)

Delphi Savings-Stock Purchase Program for Salaried Employees in the United States
Delphi Personal Savings Plan for Hourly Rate Employees in the United States
(Full title of the plans)

Alan S. Dawes, Chief Financial Officer and Executive Vice President
Delphi Automotive Systems Corporation
5725 Delphi Drive, Troy, Michigan 48098
(Name and address of agent for service)

(248) 813-2000
(Telephone number, including area code)

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
	Amount to be	Aggregate	Maximum
Title of Securities to	registered	Offering price	Aggregate	Amount of
be registered	(1)(2)(3)	Per share (2)	Offering price(2)	Registration fee

Common Stock ($0.01 par value)	46,000,000	$16.22	$746,120,000	$196,961

(1)	Pursuant to Rule 416(a), this registration statement also registers such indeterminate number of additional shares as may become issuable under the plan in connection with stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The price is based on the average of the highest and lowest prices for the Common Stock as reported on the New York Stock Exchange on March 9, 2000.

(3)	Amount includes 40 million shares issuable under the registrant’s Savings-Stock Purchase Program for Salaried Employees in the United States and 6 million shares issuable under the registrant’s Personal Savings Plan for Hourly Rate Employees in the United States.

REGISTRATION OF ADDITIONAL SECURITIES

INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

Delphi Automotive Systems Corporation (“Delphi”), the Delphi Savings-Stock Purchase Program for Salaried Employees in the United States (the “Salaried Plan”) and the Delphi Personal Savings Plan for Hourly Rate Employees in the United States (the “Hourly Plan”) hereby incorporate by reference into this registration statement the contents of the Registration Statement on Form S-8 filed on behalf of Delphi and the Salaried and Hourly Plans on May 20, 1999 (File No. 333-78895).

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on March 15, 2000.

DELPHI AUTOMOTIVE SYSTEMS CORPORATION
(Registrant)

By	/S/ J.T. BATTENBERG III

(J.T. Battenberg III, Chairman of the Board of Directors, Chief Executive Officer and President)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on March 15, 2000 by the following persons in the capacities indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J.T. Battenberg III and Alan S. Dawes, and each of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURES (CONCLUDED)

Signature	Title

/s/J.T. BATTENBERG III (J.T. Battenberg III)	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ALAN S. DAWES (Alan S. Dawes)	Director, Chief Financial Officer and Executive Vice President (Principal Financial Officer)

/s/PAUL R. FREE (Paul R. Free)	Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/DONALD L. RUNKLE (Donald L. Runkle)	Director, Executive Vice President and President of Dynamics & Propulsion Sector

/s/THOMAS H. WYMAN (Thomas H. Wyman)	Director

/s/VIRGIS W. COLBERT (Virgis W. Colbert)	Director

/s/DR. BERND GOTTSCHALK (Dr. Bernd Gottschalk)	Director

/s/SHOICHIRO IRIMAJIRI (Shoichiro Irimajiri)	Director

/s/THOMAS G. LABRECQUE (Thomas G. Labrecque)	Director

/s/SUSAN A. MCLAUGHLIN (Susan A. McLaughlin)	Director

/s/OSCAR DE PAULA BERNARDES NETO (Oscar de Paula Bernardes Neto)	Director

/s/JOHN D. OPIE (John D. Opie)	Director

/s/ROGER S. PENSKE (Roger S. Penske)	Director

SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, the administrator of the Salaried and Hourly Plan has duly caused the Registration Statement to be signed on behalf of each such Plans by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan as of March 15, 2000.

DELPHI SAVINGS-STOCK PURCHASE PROGRAM FOR SALARIED EMPLOYEES IN THE UNITED STATES

By: /s/ DIANE L. KAYE Name: Diane L. Kaye Title: Secretary

DELPHI PERSONAL SAVINGS PLAN FOR HOURLY RATE EMPLOYEES IN THE UNITED STATES

By: /s/DIANE L. KAYE Name: Diane L. Kaye Title: Secretary

INDEX TO EXHIBITS

Exhibit Number		Page No.

5 (a)	Opinion and consent of Drinker Biddle & Reath LLP, in respect to the legality of the securities to be registered hereunder.	7

23 (a)	Consent of Independent Auditors-Deloitte & Touche LLP.	8

23 (b)	Consent of Drinker Biddle & Reath LLP (Included in Exhibit 5 (a) above).	n/a

24	Power of Attorney (See Signature Page)	n/a